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                                                                       Exhibit 5


                                 June 15, 1998



Waste Management, Inc.
3003 Butterfield Road
Oak Brook, Illinois  60523


Re:  Waste Management, Inc. - Registration Statement on Form S-3 (No. 333-56337)

Ladies and Gentlemen:

     We are acting as special counsel to Waste Management, Inc., a Delaware corporation (the "Company"), in connection with the public offering of up to 20,000,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), held in the treasury of the Company.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-56337), as filed with the Securities and Exchange Commission (the "Commission") under the Act on June 9, 1998, (such Registration Statement being hereinafter referred to as the "Registration Statement"); (ii) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into by and among the Company, as issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, as underwriters (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the Restated Certificate of Incorporation and the By-Laws of the Company, as amended to date;
(iv) a specimen certificate representing the Common Stock; (v) certain resolutions of the Board of
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Waste Management, Inc.
June 15, 1998
Page 2

Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee"), in each case relating to the sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement becomes effective; (ii) the Draft Resolutions have been adopted by the Pricing Committee; (iii) the price at which the Shares are to be sold to the Underwriters pursuant to the Purchase Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Pricing Committee in accordance with the Draft Resolutions; (iv) the Purchase Agreement has been duly executed and delivered; and (v) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters as contemplated by the
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Waste Management, Inc.
June 15, 1998
Page 3

Purchase Agreement, the sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                               Very truly yours,

                                          /s/ Skadden, Arps,
                                              Slate, Meagher & Flom (Illinois)